SECURITIES AND EXCHANGE COMMISSION

UNITED STATES

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    February 14, 2018

REGENCY CENTERS CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-12298	59-3191743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Independent Drive, Suite 114
Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number including area code:                (904)-598-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.     ☐

Item 5.02(b)     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2018, Chaim Katzman notified the Board of Directors of Regency Centers Corporation (the “Company”) that he was resigning as a member of the Company’s Board of Directors effective immediately due to the time commitment associated with his new role as Chief Executive Officer of Gazit-Globe Ltd. as well as other existing directorships and the overboarding polices of the shareholder advisory services. Mr. Katzman’s resignation was not the result of any disagreement with the Company.

Item 8.01     Other Events

On February 14, 2018, Mr. Katzman also notified the Company that Gazit-Globe Ltd. and certain affiliates who are parties to the Governance Agreement with the Company dated November 14, 2016 have elected at this time to not exercise their right to designate another person to be appointed to the Company’s Board of Directors.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1     Press Release issued February 14, 2018

Exhibit 99.2     Chaim Katzman’s resignation letter dated February 14, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION (registrant)

February 14, 2018	By:	/s/ J. Christian Leavitt
J. Christian Leavitt, Senior Vice President Finance and Principal Accounting Officer

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